U.S. Concrete, Inc. (“USCR”) Investor Presentation November 2020 Orca Quarry, Polaris Materials

Disclaimer CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Certain statements and information provided in this presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. These risks and uncertainties also include the effects of COVID-19; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; our ability to implement cost containment strategies; and the adverse effects of COVID-19 on our business, the economy and the markets we serve. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises. Non-GAAP Financial Measures. Included in this presentation are certain non-GAAP financial measures that we believe are useful for investors. These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. Please see the appendix to this presentation reconciliations. Industry and Market Data. This presentation includes industry data that we obtained from various third-party sources, including periodic industry publications, data compiled by the United States Census Bureau, and industry reports produced by consultants and trade associations. These third-party sources generally include a statement that the information contained therein has been obtained from sources believed to be reliable. However, industry and market data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Neither we nor the initial purchasers have independently verified any of the data from third-party sources nor have we or the initial purchasers ascertained the underlying economic assumptions relied upon therein. As a result, you should be aware that industry, market and other similar data set forth herein, and estimates and beliefs based on such data, might not be accurate. 2

Manhattan, NY U.S. Concrete Overview 3

Investment Growth and Value Proposition Long-term opportunities from Aggregates and Technology investments AGGREGATES TECHNOLOGY USCR continues to Where’s My Concrete?™ grow its aggregates provides a competitive segment which is a advantage through significant optimizing workflow - component of the from quoting a job to Company’s long- pouring on a job site. term value USCR continually invests proposition. USCR in technology that is has an extensive, superior in quality to successful track industry standards, and record of creates revenue acquisitions and diversification. greenfield development to drive growth and READY MIX value. U.S. Concrete has a defensible, strategic network of ready-mixed concrete plants in high growth areas. 4

Large, High Quality, Vertically Integrated Asset Base USCR operates in markets with 20% of U.S. population, and in 5 of 10 largest MSAs(1) East Region Market Driver: Financial Services / Government 34% West Region Market Driver: 38 Technology 5 26 5 1 2 30% Company Total 2011 Current Central Region Market Driver: 113 192 Diversified 7 20 128 0 7% % of USCR Revenue(2) 14 Ready-Mixed Concrete Operating Facilities Aggregates Producing Facilities 36% Aggregates Distribution Terminals Ready-Mixed Concrete Market 1% Aggregates Market (1) Source: U.S. Census Bureau 2019 population statistics. (2) As of September 30, 2020, calculated on an LTM basis. 5

U.S. Concrete Summary

- U.S. Concrete is one of the largest heavy materials companies in North America
  - **Focused on building defensible vertically integrated market positions with an increasing concentration on aggregates to create a unique and value enhancing franchise that is difficult to replicate**
- Operates in some of the fastest growing and most attractive metropolitan markets in the U.S., including New York City, Philadelphia, Washington, D.C., Dallas/Fort Worth, San Francisco, and Los Angeles
- Vertically integrated into aggregates, internally supplying approximately 41% of our aggregates requirements to our ready-mix operations
- Our market leadership, vertical integration and logistics expertise provide us with significant competitive advantages that enable us to offer a compelling value proposition for our customers, suppliers and shareholders

Key Figures (1)	2011	3Q20 LTM
Aggregates ('000 tons)	2.7	12.4
Ready-Mixed Concrete (mm cyd)	4.0	8.5
Revenue ($mm)	$428	$1,400
Adjusted EBITDA(2) ($mm)	$8	$191
Vertical Integration %	22%	41%
Ready-Mixed Concrete Plants	113	192
Aggregates Facilities	7	20

Asset Base	Aggregates Producing Facilities		Ready-Mixed Concrete Operating Facilities	
	2011	Current	2011	Current
West Region	0	1	18	26
East Region	3	5	26	38
Central Region	4	14	69	128
Total	7	20	113	192

1) Derived from respective year's and quarterly financial statements.
2) Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation to the comparable GAAP measure.

US CONCRETE
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Portfolio Diversity Enhances Value Revenue Mix by Region Diverse Geography: West: 30% Central: 36% Operating assets across major metropolitan markets that represent over 20% of the population in the United States East: 34% Ready-Mixed Volume by End Market Infrastructure: Diverse Project Type: 16% Agility to support all projects in our markets with Commercial & our expertise in materials sourcing, mix design, Industrial: relationships and plant locations Residential: 59% 25% Reported Segment Adj. EBITDA Aggregates: 33% Diverse Sources: Ready-mixed Concrete: Robust aggregates portfolio provides vertical 67% integration for our ready-mixed assets including terminals near major markets Note: As of September 30, 2020, calculated on an LTM basis. 7

U.S. Concrete 2020 Results Safety & Health • COVID-19 protocols allowed us to operate as an essential service, subject to compliance with applicable safety and health restrictions • Geographic diversification and portfolio of aggregates and Cash Flow Generation ready-mixed concrete assets provided revenue stability and improved profitability • Resilient and improved aggregates and concrete prices during a challenging market environment Cost Controls • All-time quarterly record setting financial performance including: aggregates revenue and Total Adjusted EBITDA(1) during the 3Q20 • Total Adjusted EBITDA (1) margin of 17.1% for 3Q20 Operating Margins • Adjusted Free Cash Flow(1) increased 41% to $58 million for the 3Q20 vs. 3Q19 • Reduced Net Debt to Adjusted LTM EBITDA(1) to 3.65 times at September 30, compared to 4.15 times at March 31 1) Total Adjusted EBITDA, Adjusted LTM EBITDA, Net Debt and Adjusted Free Cash Flow and related margins are non-GAAP financial measures. See appendix for a 8 reconciliation to the comparable GAAP measure.

Recognizing USCR Aggregates Value The analysis below shows the implied enterprise value of USCR if our aggregates segment were valued at the respective industry peers’ LTM EBITDA multiples. 9

Attractive Investment Fundamentals U.S. Concrete’s Value Creation Among Best-in-Class Margins(1) Aggregates Ready-Mix Concrete Revenue Adjusted EBITDA 45.9% 48.4% 37.9% 29.8% 12.5% 12.0% 10.7% 9.5% 10.1% 8.0% 5Y CAGR 10Y CAGR U.S. Concrete Public Company Peer A Public Company Peer B LTM Free Cash Flow % Conversion (EBITDA)(2) Intl Peers(3) 61.0% GCC-MX VCT-FR BZU-IT CEMEXCPO-MX HEI-DE CRH-GB LHN-CH US Peers (3) 53.3% ROAD-US ACA-US SUM-US EXP-US MLM-US VMC-US USCR-US 83.9% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 1) LTM September 2020. Competitor segment gross profit margins are provided in their respective 10Ks and 10Qs. All revenues are net of freight. USCR margins are its Adjusted EBITDA Segment Margins. 2) Free Cash Flow % Conversion defined as Operating Cash Flow less CAPEX as a percentage of Adjusted EBITDA as of September 2020 on an LTM basis. 10 3) Source: FactSet. International and U.S. Peers are comprised of select publicly traded building materials companies.

Historical Financial Results Revenue ($MM) Adjusted EBITDA(1) ($MM) and % Margin(2) $1,506 $1,479 $1,400 $192 $194 $1,336 $184 $191 $1,168 $160 $975 $132 14.4% 13.5% 13.7% 13.7% 12.8% 12.5% 2015 2016 2017 2018 2019 LTM 9/30/2020 2015 2016 2017 2018 2019 LTM 9/30/2020 Adjusted EBITDA(1) Adjusted EBITDA Margin(2) Adjusted Free Cash Flow(3) ($MM) Capital Expenditures ($MM) $163 $43 $43 $40 $40 $103 $105 $32 $82 $81 $25 $56 2015 2016 2017 2018 2019 LTM 9/30/20 2015 2016 2017 2018 2019 LTM 9/30/2020 1) Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation to the comparable GAAP measure. 2) Adjusted EBITDA Margin is a non-GAAP financial measure. See appendix for a reconciliation to the comparable GAAP measure. 3) Adjusted Free Cash Flow defined as net cash provided by operating activities less purchases of property, plant and equipment, less purchases of environmental credits, plus proceeds from the disposal of businesses and property, plant and equipment, eminent domain matter and property insurance claims. See appendix for 11 a reconciliation to the comparable GAAP measure.

Historical Financial Results

($ in Millions)	FY'11	FY'17	FY'18	FY'19	LTM Sept 2020	YTD Sept 2019	YTD Sept 2020
Total Revenue	$ 495	$ 1,336	$ 1,506	$ 1,479	$ 1,400	$ 1,110	$ 1,031
Segment Volumes							
Aggregates (MM tons)	2.7	6.2	11.1	11.4	12.4	8.5	9.5
Ready-Mixed Concrete (MM cyds)	4.0	9.0	9.5	9.2	8.5	6.9	6.2
Segment ASP							
Aggregates ($/ton)	$ 7.46	$ 12.92	$ 11.28	$ 11.93	$ 12.65	$ 11.93	$ 12.87
Ready-Mixed Concrete ($/cyds)	$ 94.48	$ 134.86	$ 136.42	$ 138.97	$ 140.57	$ 138.81	$ 140.99
Segment Revenues							
Aggregates, net of freight	$ 21	$ 81	$ 129	$ 143	$ 162	$ 107	$ 126
Ready-Mixed Concrete	$ 388	$ 1,213	$ 1,307	$ 1,279	$ 1,198	$ 959	$ 878
Segment Adjusted EBITDA							
Aggregates	$ 3	$ 27	$ 42	$ 54	$ 75	$ 39	$ 60
Ready-Mixed Concrete	$ 22	$ 186	$ 179	$ 158	$ 149	$ 124	$ 116
Segment Adjusted EBITDA Margin							
Aggregates, net of freight	14.3%	33.5%	32.2%	37.6%	45.9%	36.5%	47.4%
Ready-Mixed Concrete	5.7%	15.3%	13.7%	12.3%	12.5%	12.9%	13.2%
Adjusted EBITDA [(1)]	$ 8	$ 192	$ 194	$ 184	$ 191	$ 139	$ 146
Adjusted EBITDA Margin [(2)]	1.5%	14.4%	12.8%	12.5%	13.7%	12.5%	14.1%

US CONCRETE

1) Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation to the comparable GAAP measure.
2) Adjusted EBITDA Margin is a non-GAAP financial measure. See appendix for a reconciliation to the comparable GAAP measure.

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Orca Quarry, British Columbia, CA Aggregates Overview 13

Aggregates: Successful Record of Acquisitions

Polaris Overview: Acquired in 2017

- Polaris Materials develops, produces and distributes high-performance construction aggregates to the United States and Canada
- Increased production from 3 million tons at acquisition to approximately 5 million tons per annum. Orca Quarry production and export permits increased from 6.6 to 9.6 million tons per annum to facilitate growth plans
- Increased Adjusted EBITDA almost 7 times acquisition level
- Doubled Long Beach terminal capacity to 2 million tons per annum
- Black Bear expansion provides up to 4 million tons of capacity per annum in aggregates to allow for greater flexibility in meeting market specific demands

Cumulative M&A Spend by Segment

~$500mm Invested in Aggregates Segment



100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
% of Cumulative Spend
2012
2013
2014
2015
2016
2017
2018
2019
2020
Ready-mix
Aggregates

Coram Overview: Acquired in 2020

- Coram Materials is a premier provider of high-quality sand and gravel products located on Long Island, NY with above average margin contributions
- Coram owns and controls approximately 49.4 million tons of proven reserves and excavates the material using two state-of-the-art floating barges equipped with clam shell buckets that feed conveyor lines to wet and dry processing plants
- Current annualized Adjusted EBITDA run rate is on target to achieve a post synergy multiple of 7 times



Coram Materials, Long Island, NY

US CONCRETE

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Creating a Sizeable Aggregates Portfolio • Since 2011, we have grown our aggregates sales volume from 2.7mm tons to 12.4mm tons (3.6x increase or a 19% CAGR). Over the same period, our aggregates segment Adjusted EBITDA grew from $3.2mm to $74.6mm (22.3x increase or a 43% CAGR). • Geographic diversification of USCR’s aggregates portfolio supports our ready-mixed concrete operations in all of our major markets 15

The Campus at Lawson Lane, Santa Clara, CA (Largest single placement of CarbonCure in the Country - 7,665 cubic yards) Ready-Mixed Concrete Overview 16

Overview of the U.S. Ready-Mixed Concrete Market Opportunity for further consolidation in U.S. ready-mixed concrete industry National(1) USCR (2019) Industry(1) Volumes 371 million cyd 9.2 million cyd Load per Mixer 8.5 – 10 cyd Plants 6,800 196 Delivered Annually 4,600 – 4,900 cyd ASP ~$108 / cyd $139 / cyd Fleet Size (median) 229 Mixers 70,000 1,754 Avg. Age of Fleet 8 – 9 years Revenue(2) $40 billion $1.28 billion Concrete Ingredients Units/ cyd Units % COGS Cement and fly ash Cement/Cementitious 517 lbs. 21-24% storage Coarse Aggregates Coarse Aggregates (Stone) 1,820 lbs. 15-18% Fine Aggregates (Sand) 1,380 lbs. 15-18% Water 240 lbs. N/M Admixtures 20 - 40 ounces 3-6% Fine Aggregates Cement Water Water storage Admixtures Aggregates storage Manufacturing occurs during transit to the job site (1) National Source: NRMCA data and 2019 Benchmarking Survey. Company and Material Supplier Estimates. (2) USCR 2019 revenue represents its Ready-Mixed Concrete Segment. Note: cyd is cubic yards. 17

Ready-Mixed Concrete 101

2nd Most Consumed Material in the World (After Water)



House Slab

150 cyd
~15 Loads

Wind Farm (West Texas)

40,000 cyd
Portable plant used for 24/7 availability

High Rise (e.g. Hudson Yards – NYC)

60,000 cyd
6,500 Loads

Breadth of Products

3,000 psi Residential Use ← Diverse Uses → 27,000 psi High-rise and specialty use

Specifically designed for engineering mix: end use, ground condition, exposure, and strength

Warehouse

25,000-40,000 cyd
2,800-4,400 Loads

Infrastructure (Highway)

2,400 cyd per single lane mile
Portable plant or multiple fixed plants used

25 miles in any direction
Limited product lifespan

US CONCRETE

Note: cyd is cubic yards and psi is pounds per square inch.

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Diverse Customer Base and Diverse Project Base

A Top Supplier to Large and Complex Commercial Projects

Project	Location	Cubic Yards	Status
LaGuardia Airport	Queens, New York	355,000	In Progress
Newark Airport Terminal A - Paving	Newark, New Jersey	145,320	In Progress
Charles Schwab Westlake Campus	Westlake, Texas	141,526	Completed
Passport Park	DFW Airport, Texas	108,440	In Progress
NTI Expressway	Tarrant County, Texas	101,244	In Progress
66 Hudson Blvd	Manhattan, New York	90,000	In Progress
Adobe North Tower Office Building	San Jose, California	83,000	In Progress
200 Park Avenue	San Jose, California	81,506	In Progress
The Village Town Center	Dallas, Texas	80,000	Completed
Google Caribbean Mt. View	Mt. View, California	75,000	Upcoming
55-15 Grand Avenue	Manhattan, New York	70,000	New - In Progress
Carter Distribution	Fort Worth, Texas	65,100	In Progress
UTSW BICC, Dallas-Vaughn	Dallas, Texas	65,010	In Progress
I680 / SR 4 Interchange	Martinez, California	65,000	In Progress
Columbus Hi Rise	Jersey City, New Jersey	65,000	In Progress
50 Hudson Yards	Manhattan, New York	64,529	New - In Progress
LGA Airside Civil	Queens, New York	64,500	New - In Progress
Omni PGA	Frisco, Texas	60,000	Upcoming
Texas Instruments RFA2	Richardson, Texas	50,000	In Progress

Customer Base	
Total Active Customers	9,900+
Top 20 Customers - % of Work	33%

Project Base	
Total Projects - LTM September 2020	17,000
Top 100 Projects - % of Work	37%

As of November 9, 2020. Customer Base and Project Base calculated on an LTM basis as of September 30, 2020.

US CONCRETE
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Residential Project, Millsap, TX Strategy Overview 20

Strategic Growth Plans Through 2025 By 2025, USCR will strive to become a larger, more diversified company with $300mm in EBITDA and 20% EBITDA margins. In pursuit of these goals, management will focus on the following initiatives: 1 Strengthen and Reinforce Existing Footprint West Region Central Region East Region • Targeted acquisitions • Development and/or • Targeted Acquisitions • Cementitious terminal acquisition of coarse • Expand coarse aggregate • Black Bear Development aggregates in DFW position projected to be operational • Growth through ready- • Growth through increased by end of 2023 – sales in mixed concrete greenfields use of plant versatility and 2024 or acquisitions greenfields • Increase in aggregate distribution terminals / capacity 2 Improved Use of Technology to Drive Improved Decision Making and Greater Efficiencies 3 Evaluate New Geography for Future Growth (Southeast, Rocky Mountains, Pacific NW, Southern CA) 4 Continually Review Portfolio for Divestiture / Swap of Non-Core Assets 21

Dallas, TX Technology Strategy 22

Logistical Expertise with Continued Investments in Technology U.S. Concrete owns and licenses the Where’s My Concrete?™ technology platform providing a distinct competitive advantage in the international marketplace Anywhere, Anytime Access • Reduces time to quote on a job: 5 min vs 45 min Sales • Enables sales team’s ability to focus on relationships • Streamlined approval process • Reduces calls to dispatch with direct chatting feature Customer • Provides electronic ordering App • Enhances customer service • Paperless tickets: savings from electronic billing Dispatch • Driver able to clock in and out at the cab • Focus on truck efficiency and driver performance • Increased efficiency in labor and operations Analytics • Reduction in third party IT investment and infrastructure 23

Growing Influence of Technology Where’s My Concrete?™ and its Integration into the Ready-Mixed Concrete business • Pipeline Management Sales and Marketing • CRM System, including Pricing and Quoting Jobs Quality Control • Mix Design, Lab Batchers • Highly Automated Process • Digital Ticketing Plant Labor • KPI’s • Real Time Inventory Materials Purchasing • Fully linked to Mid Office • Order Details including Mix Design, Pour Rate Analysis Dispatch and Ordering • Customer Chat Feature with Dispatch • Digital Ticketing Delivery/Drivers • Clock in at the Cab R&M • KPI’s – Better Visibility • Highly Automated Mid Office • Front Office and Back Office Alignment • View Jobs and Orders Customer App • Track Delivery Status in Real-Time SALES ANALYTICS CUSTOMERS DISPATCH DRIVERS TICKETS 24

Toyota Headquarters, North TX ESG Update – Governance • 6 of 8 board members are independent • Independent Chairman • 2 new board members added in the last two years • Susan Ball – 2019: CFO, Executive Vice President and Treasurer of Team, Inc. (NYSE: TISI) • Rajan Penkar – 2020: Previous experience includes: SVP and President, Supply Chain of Sears Holding Corporation (OTC: SHLDQ) and President, Customer Solutions of United Parcel Service, Inc. (NYSE: UPS) 25

Environmental Leadership and Social Responsibility

- Pioneered technology for low CO_2 concrete
  - Our national research laboratory was featured in a *New York Times* article August 2020 about industry innovation
  - Reduced Levi's Stadium carbon footprint by an estimated 23 million lbs. of carbon emissions and reduced Nvidia's Endeavor building by an estimated 6.7 million lbs. of carbon emissions
- First company in the U.S. ready-mixed concrete industry to adopt the 2030 Challenge to develop Environmental Product Declarations ("EPD")
  - USCR has over 15,000 EPDs nationwide
  - Integrating Climate Earth's EPD tool in our submittal process, thereby delivering on-demand EPDs for every product offering.
- Strategic investments in technology to recycle CO_2 to reduce carbon footprint while positively affecting product performance, further enhancing value proposition
  - CarbonCure has been retrofitted into existing concrete plants
- Created discipline for workforce safety and harmony around the disciplines in Courage, Compassion and Credibility
  - Regular communication and town halls are held to reinforce these values



Levi's Stadium, Santa Clara, CA


CENTRAL
CARBON CURE

Central Concrete, San Francisco, CA

US CONCRETE

26

San Francisco, CA Summary 27

Experienced Management Team Driving Sustainable Business Improvement Name Position Year Joined Relevant Experience Ronnie Pruitt President and Chief Executive Officer 2015 27 years John Kunz Senior Vice President - Chief Financial Officer 2017 30 years Paul Jolas Senior Vice President - General Counsel 2013 30 years David Behring Senior Vice President - Operational Accounting 1991 29 years Daren Lesley Vice President - Aggregates 2017 31 years Matt Emmert Vice President and General Manager - East Region 2012 23 years Jeffrey Roberts Vice President and General Manager - Central Region 1994 31 years Herb Burton Vice President and General Manager - West Region 1999 23 years Gib Dawson Vice President - Chief Accounting Officer 2017 33 years Sharon Ellis Vice President - Investor Relations 2020 30 years Toni Heaps Vice President - Tax 2019 35 years Brian Mahavier Vice President - Strategy and Development 2013 20 years Terry Marshall Vice President - Chief Information Officer 2016 32 years Mark Peabody Vice President - Human Resources 2012 29 years Thomas Byrnes Chief of Staff 2014 27 years 28

Multiple Levers to Drive Growth Strong track record of creating value through consistent execution of a profitable growth strategy • Proven ability to meet changing market demands Organic Growth • Further aggregates volume pull through • Strong customer relationships • Increased self-supply of higher margin aggregates Operating • Realization of operating improvements Excellence • Increased use of technology to drive improved logistics, e.g. Where’s My Concrete?™ • Higher margin aggregates strengthen portfolio Strategic • Increase vertical integration into aggregates Acquisitions • Augment existing market positions with bolt-on acquisitions • National Research Laboratory Product • Leader in sustainable product development Development • Able to meet stringent specifications • Well diversified end markets with significant room for continued expansion Market Growth • Markets growing faster than the national average 29

U.S. Concrete Investment Highlights Increasing Vertical Integration into Aggregates Enhances Value Chain Logistical Expertise with Continued Investments in Technology Growth Creating Value through Acquisitions with Verifiable Track Record of Successful Integrations Solid Balance Sheet and Ample Liquidity ($413 million at September 30, 2020 after senior notes redemption)(1) Value Market Leader in Favorable Geographic Markets(2) Large, High Quality, Vertically Integrated Asset Base Experienced Management Team with Long-Term Strategic Focus 1) Liquidity is defined as available borrowing under our ABL Revolving Credit Facility and Delayed Draw Term Loan Facility, plus Cash & Cash Equivalents. Amount above is net of $413 million of liquidity used to redeem certain senior notes in October 2020. See Appendix. 2) Based on Management estimates. 30

Fannie Mae Headquarters, Reston, VA Appendix 31

Reconciliation of Non-GAAP Financial Measures

($ in millions)	2011	2015	2016	2017	2018	2019	LTM 9/30/2020
	Year ended December 31,						
Adjusted EBITDA Reconciliation							
Add: Income (loss) from continuing operations	($10.2)	($5.1)	$9.6	$26.2	$31.3	$16.3	$32.3
Add: Income tax expense	(0.8)	0.8	21.2	12.4	16.8	12.3	-
Add: Interest expense (benefit), net	11.1	21.7	27.7	42.1	46.4	46.1	46.1
Add: Loss on extinguishment of debt	-	-	12.0	-	-	-	-
Add (Subtract): Derivative loss (gain)	(13.4)	60.0	19.9	0.8	-	-	-
Add: Depreciation, depletion and amortization	18.6	43.6	54.9	67.8	91.8	93.2	97.4
Add: Non-cash change in value of contingent consideration	-	0.9	5.2	7.9	-	2.8	(4.2)
Add: Impairment of assets	-	-	-	6.2	1.3	-	-
Add (Subtract): Hurricane-related (gains) losses, net	-	-	-	3.0	(0.8)	(2.1)	-
Add: Quarry dredge costs for specific event	-	-	-	3.4	1.1	-	-
Add: Purchase accounting adjustments for inventory	-	-	-	1.3	0.8	-	4.6
Add: Foreign currency losses resulting from Polaris acquisition	-	-	-	1.9	-	-	-
Add: Non-cash stock compensation expense	2.1	5.8	7.1	8.3	10.4	19.1	11.4
Add: Acquisition-related costs	-	3.8	2.2	10.1	6.2	0.1	0.7
Add: Realignment initiative costs	-	-	-	-	-	-	1.4
Add (Subtract): Officer transition expenses	0.3	0.4	-	0.8	-	0.6	(0.3)
Add: Loss on mixer truck fire	-	-	-	-	-	0.7	-
Add: Litigation settlement costs	-	-	-	-	2.1	0.3	0.3
Add (Subtract): Eminent domain matter	-	-	-	-	0.7	(5.3)	-
Subtract: Gain on sale of business	-	-	-	-	(14.6)	-	-
Add: Pension withdrawal liability	-	-	-	-	-	-	1.5
Adjusted EBITDA	**$7.7**	**$131.9**	**$159.8**	**$192.2**	**$193.5**	**$184.1**	**$191.2**
Adjusted EBITDA margin	1.7%	13.5%	13.7%	14.4%	12.8%	12.5%	13.7%

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income taxes, depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory and realignment initiative costs. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The table above reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations and is presented per respective years financial statements.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

US CONCRETE
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Reconciliation of Non-GAAP Financial Measures Year ended December 31, LTM ($ in millions) 2015 2016 2017 2018 2019 9/30/2020 Adjusted Free Cash Flow Reconciliation Net cash provided by operating activities $104.3 $115.9 $94.8 $122.8 $138.8 $192.1 Subtract: Purchases of property, plant and equipment (25.0) (40.4) (42.7) (39.9) (42.7) (31.6) Free Cash Flow 79.3 75.5 52.1 82.9 96.1 160.5 Subtract: Purchase of environmental credits - - - (2.8) - - Add: Proceeds from sale of businesses, property, plant and equipment2.5 4.3 3.5 20.7 2.9 2.4 and equipment Add: Proceeds from eminent domain matter and 1.3 - 2.6 6.0 - property insurance claims Adjusted Free Cash Flow $81.8 $81.1 $55.6 $106.2 $105.0 $162.9 Net cash provided by operating activities to net income 5.95x Free Cash Flow to Adjusted EBITDA 0.84x Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP. 33

Reconciliation of Non-GAAP Financial Measures Year ended December 31, LTM YTD YTD ($ in millions) 2015 2016 2017 2018 2019 9/30/2020 9/30/2019 9/30/2020 Aggregate Revenue Net of Freight Reconciliation Aggregates sales to external customers $34.2 $41.7 $49.8 $136.5 $141.7 $150.4 $105.8 $114.5 Aggregates intersegment sales 26.2 34.7 40.9 46.1 53.5 61.2 39.5 47.2 Total: Aggregate products revenue 60.4 76.4 90.7 182.6 195.2 211.6 145.3 161.7 Subtract: Freight revenue 7.5 8.3 9.4 53.4 52.2 49.2 38.6 35.6 Total aggregate products revenue, excluding freight $52.9 $68.1 $81.3 $129.2 $143.0 $162.4 $106.7 $126.1 Year ended December 31, LTM ($ in millions) 2015 2016 2017 2018 2019 9/30/2020 Net Debt Reconciliation Total debt, including current maturities and $281.7 $449.3 $693.3 $714.1 $687.3 $1,102.8 finance lease obligations Subtract: cash and cash equivalents 3.9 75.8 22.5 20.0 40.6 405.5 Net Debt $277.8 $373.5 $670.8 $694.1 $646.7 $697.3 Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP. 34

Capitalization ($ in millions) September 30, Capitalization and Liquidity Maturity 2020 Cash & Cash Equivalents $ 406 ABL Revolving Credit Facility ($300) 8/31/22 0 Delayed Draw Term Loan ($180) 4/17/25 0 Finance Leases & Promissory Notes Various 108 6.375% Senior Unsecured Notes (1) 6/1/24 606 5.125% Senior Unsecured Notes 3/1/29 400 Less: Unamortized Debt Issuance Costs (11) Total Debt $ 1,103 Liquidity - as of September 30, 2020 Cash $ 406 ABL Revolving Credit Facility Availability 240 Availability - Delayed Draw Term Loan 180 Liquidity(1) $ 826 Operating Statistics USCR LTM 9/30/20 Adjusted EBITDA (2) $ 191 Credit Statistics Total Debt / LTM Adjusted EBITDA 5.78 Net Debt / LTM Adjusted EBITDA 3.65 Note: Figures in the table above are rounded to the nearest whole number. Total amounts may not foot due to rounding. 1) Includes unamortized premium of $5.7 million. $413 million of liquidity was used to redeem a portion of our 6.375% senior unsecured notes in October 2020. 2) Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation to the comparable GAAP measure. 35

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